                                  Exhibit 99.1                     PRESS RELEASE


                   [COMPAQ COMPUTER CORPORATION LETTERHEAD]


                   COMPAQ REPORTS 2001 SECOND QUARTER RESULTS

         SOLID EXECUTION DELIVERS MEASURABLE BUSINESS MODEL IMPROVEMENTS
           COMPANY POSTS 13 PERCENT SERVICES GROWTH IN LOCAL CURRENCY

         HOUSTON, JULY 25, 2001 -- Compaq Computer Corporation (NYSE: CPQ), a leading global provider of enterprise technology and solutions, today reported net income from operations of $67 million, or $0.04 per diluted common share, for the second quarter ended June 30, 2001. Second quarter 2001 revenues totaled $8.5 billion.
         "I am pleased with the company's solid execution in this challenging environment," said Michael Capellas, chairman and chief executive officer. "We delivered on our commitments to improve the company's business model and built momentum behind our services and solutions-led strategy. A good example is Compaq Global Services which grew 7 percent year over year, or 13 percent in constant currency."
         "We successfully balanced the need for stringent cost control - operating expenses are at their lowest level in three years - with continued investments in product innovation and creative go-to-market approaches, such as the recently announced Computing On Demand program," Capellas continued. "In addition, we met consensus EPS even as inventory levels were dramatically reduced across the entire supply chain. During the first half, inventory levels were reduced by nearly $1 billion, including more than $500 million of channel inventory - while we also improved on-time delivery."
         Second quarter gross margin, as a percentage of revenue, was 21.5 percent, down one point sequentially and two points on a year-over-year basis. This was due to an aggressive pricing environment and decreased volume, offset by savings from improved inventory management and revenue mix. Second quarter 2001 operating expenses were

$1.7 billion, a decrease of $102 million from the first quarter of 2001 and $120 million from the same period last year.
         The company's operational results exclude a restructuring charge of $493 million. Including this charge, the company reported a net loss of $279 million, or $(0.17) per diluted common share.
         In the same quarter last year, Compaq reported revenue of $10.1 billion and net income of $388 million, or $0.22 per diluted common share. Adjusted for a net after-tax gain of $25 million related to Compaq's investment portfolio, earnings per diluted common share were $0.21.

BUSINESS OUTLOOK
         "The permanent improvements we are making in our business model are having a positive impact now, as well as positioning the company for long-term growth and profitability with increased financial leverage," Capellas said. "Nonetheless, as you have heard from others in the industry, this economic environment continues to be challenging - coupled with the fact that, for Compaq, this quarter represents a tough year over year comparison."
         "We've seen some stabilization in the U. S. - with the exception of the consumer retail segment - but the market has weakened in Europe and other geographies," Capellas continued. "In this environment, we are focused on improving our business model and executing our strategic plans. In the short-term, the market remains volatile and thus difficult to predict with much certainty. However, we expect third quarter revenue to be in the range of $8.0 billion to $8.4 billion and earnings per share of $0.07 to $0.09."

BUSINESS OVERVIEW
         Compaq Global Services revenue grew 7 percent year-over-year, or 13 percent in constant currency. Global Services now represents 23 percent of the company's revenue, up from 21 percent in the first quarter of 2001, showing steady progress towards the company's goal to grow services to more than 30 percent of overall revenue. In certain countries - including Japan, the United Kingdom and Switzerland - services already represent in excess of 30 percent of total revenue.

         The company's enterprise computing business was down 21 percent from the 2000 period due to weaker demand, an aggressive pricing environment and channel inventory reductions. Enterprise computing includes the Industry Standard Servers Group, Business Critical Solutions Group and Enterprise Storage Group and represented 32 percent of second quarter revenue.
         Of significance in the quarter, Compaq announced the simplification of its product roadmap through an agreement with Intel Corp. to standardize its high performance servers on the Intel Itanium(TM) processor family. The company also continued to invest in product innovation, introducing next-generation Compaq ProLiant(TM) DL380 and ML370 servers, as well as new TaskSmart(TM) appliance servers. In June, Gartner Dataquest reported that Compaq's Enterprise Storage Group was named the world's number one supplier of storage area networks
(SANs) based on sales in 2000.
         Revenue in the company's access business - which includes commercial and consumer personal computers - was down 22 percent. Unit shipments of commercial desktops were up 11 percent year over year, though revenue declined due to aggressive pricing. Additionally, Compaq extended its leadership in next-generation Internet access devices, shipping approximately 450,000 iPAQ(TM) Pocket PCs during the quarter, 17 percent of total commercial unit shipments. Including iPAQ Pocket PCs, total commercial unit shipments in the second quarter were up 21 percent year-over-year. Losses increased in the consumer PC segment largely due to the rapid fall of consumer demand, resulting in the need to dramatically reduce prices in order to decrease inventory.

COMPANY BACKGROUND
         Founded in 1982, Compaq Computer Corporation ("Compaq") is a leading global provider of enterprise technology and solutions. Compaq designs, develops, manufactures and markets hardware, software, solutions and services, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, and desktop and portable personal computers that are sold in more than 200 countries. Information on Compaq and its products and services is available at www.compaq.com.

         Compaq will host a live audio Webcast at 4:30 p.m. Eastern (3:30 p.m. Central) regarding its second quarter financial results. Details and links to the Webcast can be found at http://www.compaq.com/corporate/ir/. This conference call is the property of Compaq Computer Corporation and any recording, reproduction, or rebroadcast of this conference call is expressly prohibited by Compaq.

                                     # # # #

         Compaq, the Compaq logo, ProLiant, TaskSmart, and iPAQ are trademarks of Compaq Information Technologies Group, L.P. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays in the expansion of Compaq's solutions business model. Further information on these factors and other factors that could affect Compaq's financial results is included in Compaq's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and the Quarterly Report on Form 10-Q, which will be filed shortly.

                           COMPAQ COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                       JUNE 30,     DECEMBER 31,
(In millions, except par value)                          2001          2000
--------------------------------------------------------------------------------
                                                     (UNAUDITED)
ASSETS

Current assets:
   Cash and cash equivalents                           $  3,829      $  2,569
   Trade accounts receivable, net                         5,104         6,715
   Leases and other accounts receivable                   1,858         1,677
   Inventories                                            1,731         2,161
   Other assets                                           2,148         1,989
                                                       --------      --------
       Total current assets                              14,670        15,111

Property, plant and equipment, net                        3,300         3,431
Other assets, net                                         6,019         6,314
                                                       --------      --------
           Total assets                                $ 23,989      $ 24,856
                                                       ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings                               $  1,209      $    711
   Accounts payable                                       3,434         4,233
   Deferred income                                        1,249         1,089
   Other liabilities                                      4,835         5,516
                                                       --------      --------
       Total current liabilities                         10,727        11,549
                                                       --------      --------
Long-term debt                                              875           575
                                                       --------      --------
Postretirement and other postemployment benefits            645           652
                                                       --------      --------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 par value
       Shares authorized: 10 million; shares
         issued: none                                        --            --
   Common stock and capital in excess of $.01 par
     value
       Shares authorized: 3 billion
       Shares issued: June 30, 2001 - 1,753 million
            December 31, 2000 - 1,742 million             8,196         8,039
   Retained earnings                                      5,062         5,347
   Accumulated other comprehensive income (loss)            (95)           27
   Treasury stock (shares: June 30, 2001 -
     59 million
            December 31, 2000 - 53 million)              (1,421)       (1,333)
                                                       --------      --------
       Total stockholders' equity                        11,742        12,080
                                                       --------      --------
           Total liabilities and stockholders'
             equity                                    $ 23,989      $ 24,856
                                                       ========      ========

                           COMPAQ COMPUTER CORPORATION
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                  JUNE 30,               JUNE 30,
                                                             -------------------    -------------------
(In millions, except per share amounts)                        2001       2000        2001       2000
-------------------------------------------------------------------------------------------------------
Revenue:
    Products                                                 $  6,720   $  8,499    $ 14,216   $ 16,311
    Services                                                    1,733      1,636       3,434      3,329
                                                             --------   --------    --------   --------
        Total revenue                                           8,453     10,135      17,650     19,640
                                                             --------   --------    --------   --------
Cost of sales:
    Products                                                    5,401      6,586      11,294     12,694
    Services                                                    1,234      1,161       2,446      2,374
                                                             --------   --------    --------   --------
        Total cost of sales                                     6,635      7,747      13,740     15,068
                                                             --------   --------    --------   --------
Selling, general and administrative                             1,348      1,466       2,786      2,867
Research and development                                          352        354         716        710
Restructuring and related charges                                 493         --         742         --
Other (income) expense, net                                        23         (3)        (47)       (49)
                                                             --------   --------    --------   --------
                                                                2,216      1,817       4,197      3,528
                                                             --------   --------    --------   --------
Income (loss) before income taxes                                (398)       571        (287)     1,044
Provision (benefit) for income taxes                             (119)       183         (86)       334
                                                             --------   --------    --------   --------
Income (loss) before cumulative effect of accounting
  change                                                         (279)       388        (201)       710
Cumulative effect of accounting change, net of tax                 --         --          --        (26)
                                                             --------   --------    --------   --------
Net income (loss)                                            $   (279)  $    388    $   (201)  $    684
                                                             ========   ========    ========   ========
Earnings (loss) per common share:
Basic:
    Before cumulative effect of accounting change            $  (0.17)  $   0.23    $  (0.12)  $   0.42
    Cumulative effect of accounting change, net of tax             --         --          --      (0.02)
                                                             --------   --------    --------   --------
                                                             $  (0.17)  $   0.23    $  (0.12)  $   0.40
                                                             ========   ========    ========   ========
Diluted:
    Before cumulative effect of accounting change            $  (0.17)  $   0.22    $  (0.12)  $   0.41
    Cumulative effect of accounting change, net of tax             --         --          --      (0.02)
                                                             --------   --------    --------   --------
                                                             $  (0.17)  $   0.22    $  (0.12)  $   0.39
                                                             ========   ========    ========   ========
Shares used in computing earnings (loss) per common
  share:
    Basic                                                       1,688      1,722       1,687      1,699
                                                             ========   ========    ========   ========
    Diluted                                                     1,688      1,760       1,687      1,739
                                                             ========   ========    ========   ========

                           COMPAQ COMPUTER CORPORATION
                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                    THREE MONTHS ENDED     SIX MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                    -------------------   -------------------
(In millions)                         2001       2000       2001       2000
-----------------------------------------------------------------------------
Enterprise Computing
        Revenue                     $  2,711   $  3,441   $  5,619   $  6,394
        Operating income                  74        383        206        645
Access
        Revenue                        3,824      4,905      8,198      9,609
        Operating income (loss)         (155)        44       (237)        59
Compaq Global Services
        Revenue                        1,943      1,819      3,878      3,682
        Operating income                 271        214        525        426
Segment Eliminations and Other
        Revenue                          (25)       (30)       (45)       (45)
        Operating loss                   (23)        (9)        (3)        (6)
Consolidated Segment Totals
        Revenue                     $  8,453   $ 10,135   $ 17,650   $ 19,640
        Operating income            $    167   $    632   $    491   $  1,124

A reconciliation of Compaq's consolidated segment operating income to consolidated income (loss) before income taxes follows:

                                        THREE MONTHS ENDED     SIX MONTHS ENDED
                                             JUNE 30,              JUNE 30,
                                        ------------------     -----------------
  (In millions)                           2001     2000       2001      2000
------------------------------------------------------------------------------
Consolidated segment operating income    $  167    $ 632     $  491    $ 1,124
Unallocated corporate expenses              (49)     (64)       (83)      (129)
Restructuring and related charges          (493)      --       (742)        --
Other income (expense), net                 (23)       3         47         49
                                         ------    -----     ------    -------
Income (loss) before income taxes        $ (398)   $ 571     $ (287)   $ 1,044
                                         ======    =====     ======    =======